Exhibit 99.1

Press Release

FOR RELEASE ON: March 27, 2025

Nxu, Inc. Announces 1-for-20 Reverse Stock Split

MESA, Ariz., March 27, 2025 – Nxu, Inc., (NASDAQ: NXU) (“Nxu”, “the Company”), a domestic technology company focused on energy storage and charging solutions for the infrastructure we need to power our electrified future, today announced a planned reverse stock split of its shares of Class A common stock (the “common stock”) at a ratio of 1-for-20. The reverse stock split is expected to take effect as of 12:01 a.m. ET, on Monday, March 31, 2025, and shares of the Company’s Class A common stock are expected to begin trading on a post-split basis on the Nasdaq Capital Market at the market open on March 31, 2025 under the existing trading symbol “NXU”.

Reverse Stock Split Details

At the Company’s special meeting of stockholders held on February 11, 2025, the Company’s stockholders approved amending the Company’s certificate of incorporation to, among other things, effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio of 1-for-5 to 1-for-20, with the final ratio to be determined in the discretion of the Company’s board of directors, which was subsequently set at a ratio of 1-for-20. Following the reverse stock split, the new CUSIP number of the Company’s Class A common stock will be 62956D303, with the par value per share of the Class A common stock remaining at $0.0001. Proportionate adjustments will be made to the per-share exercise prices and/or the number of shares issuable under all outstanding options, warrants, and equity awards.

“The reverse stock split is being implemented because we believe it will allow us to meet Nasdaq’s minimum bid price requirements and other listing requirements,” said Nxu Founder, Chairman, and CEO Mark Hanchett. “We also believe that the increased market price of the Class A common stock that is expected as a result of the reverse stock split could improve the marketability of the Company’s shares.”

When the reverse stock split becomes effective, every 20 shares of the Company’s issued and outstanding Class A common stock will be combined into one share of Class A common stock. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split results in some stockholders owning a fractional share. No fractional shares will be issued in the reverse stock split. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share of Class A common stock. The reverse stock split will not change the number of authorized shares of the Class A common stock.

The Company’s transfer agent, Equiniti Trust Company, LLC, is acting as the exchange agent for the reverse stock split. Stockholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the reverse stock split. Beneficial holders are encouraged to contact their bank, broker or custodian with any procedural questions.

About Nxu, Inc.

Nxu, Inc. is a domestic technology company leveraging its intellectual property and innovations to support e-Mobility and energy storage solutions.  For more information, visit www.nxuenergy.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can typically be identified by such words as “aim”, “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and variations of such words and other similar expressions.

These forward-looking statements include the expectation that the reverse stock split will enable Nxu to meet Nasdaq’s minimum bid price requirements and other listing requirements and the expectation that the price of Nxu’s Class A common stock will increase as a result of the reverse stock split. These forward-looking statements are only predictions based on current expectations and assumptions and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. There are important factors that could cause actual results to differ materially from the results expressed or implied by forward-looking statements, including the risk factors set forth under “Risk Factors” in Nxu’s annual report on Form 10-K for the year ended December 31, 2024 and in subsequent reports filed by Nxu with the Securities and Exchange Commission, and any of the following: risks related to the reduction in the number of outstanding shares following the reverse stock split, and uncertainties regarding the total market value of Nxu’s common stock following the reverse stock split.

All forward-looking statements are qualified by, and should be considered in conjunction with, these cautionary statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which such statements are made. Except as required by applicable law, neither Nxu nor Verde undertakes any obligation to update forward-looking statements to reflect events or circumstances arising after such date.

CONTACT:

Nxu, Inc.

info@nxuenergy.com